Exhibit 16(23)(i) – Consent of Ernst & Young LLP, Independent Registered Public
Accounting Firm
We consent to the reference to our firm under the caption “Experts” in Post-Effective
Amendment No. 4 to the Registration Statement (Form S-3, No. 333-166370) and related
Prospectus of Voya Retirement Insurance and Annuity Company and to the incorporation by reference therein of our reports dated March 27, 2014, with respect to the consolidated financial statements and schedules of Voya Retirement Insurance and Annuity Company included in its
Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and
Exchange Commission.
/s/ Ernst & Young LLP

Atlanta, Georgia
November 21, 2014